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                                   Exhibit 10-2

                          AGREEMENT AS TO BOARD MEMBERSHIP

          THIS AGREEMENT AS TO BOARD MEMBERSHIP (this "Agreement"), dated as of August 7, 1997, is entered into by and among Incomnet, Inc. (the "Company"), Stanley C. Weinstein ("Weinstein"), David Wilstein ("Wilstein") and Richard M. Horowitz ("Horowitz", and together with Weinstein, Wilstein and the Company, the "Parties").

                                       RECITALS

          A. On May 5, 1997, Wilstein, Horowitz and Messrs. Leonard Wilstein and Jack Gilbert filed a Schedule 13D with the Securities Exchange Commission ("SEC") stating that they may be deemed to be a group pursuant to SEC Rule 13d-5(b)(1) promulgated under Sections 13(d) and 13(g) of the Securities Exchange Act of 1934 (the "Act").

          B. Weinstein, Wilstein, Horowitz have expressed a desire to serve the Company as members of the Board of Directors of the Company (the "Board").

          C. The Company desires Weinstein, Wilstein and Horowitz to join the Board as directors.

          NOW, THEREFORE, in consideration of the mutual agreements, covenants, representations and warranties herein contained, the parties hereby agree as follows:

          1.    CERTAIN DEFINITIONS.

                "FFHSJ MEMORANDUM" shall mean that certain memorandum dated June 23, 1997 by David Robbins and Karen Seto of Fried, Frank, Harris, Shriver & Jacobson of Los Angeles, California, with regard to the ambiguity in the charter documents of the Company as to the appropriate number of directors to serve on the Company's Board.

                "GROUP" shall mean a group as referenced in SEC Rule 13d-5 promulgated pursuant to Sections 13(d) and 13(g) of the Act.

          2. BOARD COMPOSITION. As of the date hereof, for so long as each of the individuals named herein shall agree to serve and until such time as any successor directors shall be duly elected in accordance with the Company's Bylaws, the Board of the Company shall consist of Mr. Albert Milstein, Ms. Nancy Zivitz, Mr. Howard Silverman, Mr. Melvyn Reznick, Mr. David Wilstein, Mr. Richard M. Horowitz and Mr. Stanley C. Weinstein.

          3. LACK OF ASSURANCES The Parties acknowledge the issues raised by the FFHSJ Memorandum. The Parties agree that any issues raised by the FFHSJ Memorandum are merely of a technical nature and the Parties agree to clarify the Company's Articles of Incorporation at the next meeting of the Company's shareholders so as to resolve any existing uncertainty. Notwithstanding anything in this Paragraph 3 to the contrary,


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the Parties acknowledge and agree that no Party has made any representation to any other Party with respect to the issues raised in the FFHSJ Memorandum as the same may relate to the service of any person on the Board, and that all persons serving on the Board do so at their own risk with respect to any liability in connection with the issues raised in the FFHSJ Memorandum.

          4. INDEMNIFICATION. Notwithstanding anything in this Agreement to the contrary, the Company agrees to hold harmless and indemnify all of the persons named as directors in Paragraph 2 hereof, to the maximum extent permitted by the General Corporation Law of California, against any expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any causes of actions, suits or proceedings arising by reason of the fact any such person is or was a director of the Company.

          5. D&O INSURANCE. The Company hereby agrees to use best efforts to raise its Directors and Officers Insurance from $1,000,000 to $5,000,000.

          6. DISCLAIM GROUP MEMBERSHIP. Wilstein and Horowitz hereby agree that (i) they will not assert that any other director of the Company should be deemed to be a member of the Group referenced in the Schedule 13D filed on May 5, 1997 by Wilstein, Horowitz and the individuals referenced in Recital A hereof solely by virtue of the execution and performance of this Agreement by the parties hereto and (ii) the Company shall not be considered to have endorsed the Group referenced in the Schedule 13D solely by virtue of the execution and performance of this Agreement by the parties hereto.

          7. DERIVATIVE SUITS. The parties agree that it shall be the policy of the Board that, in view of the current condition of the Company and the cost and expense of indemnifying officers and directors, the presumption will be that the Board will not support (after a review of all the then relevant facts and circumstances) any derivative action unless such action pleads with particularity facts that give rise to a strong inference that a director or directors acted in violation of his, her or their duty of loyalty or duty of care to the Company, which policy is not applicable to the extent that the exercise of a director's fiduciary duties under applicable law, in light of the then relevant facts and circumstances, requires a different standard for evaluating a specific matter then before the Board.

          8.    SHAREHOLDER MEETING; ARTICLES AMENDMENT   The parties hereto
agree (i) to use their best efforts to cause the next annual meeting of the shareholders of the Company to take place on September 22, 1997; (ii) to approve, and recommend that the shareholders of the Company approve, clarifying amendments to the Company's Articles of Incorporation and Bylaws, as recommended to the Board by the Company's counsel and reasonably approved by counsel to Wilstein and Horowitz, stating that the Board shall be comprised of seven (7) members; and (iii) that each director will either (A) support the election, at such meeting of shareholders, of a slate of directors nominated by majority vote of the Board (which slate shall include Wilstein, Horowitz and Weinstein to the extent each of Wilstein, Horowitz and Weinstein shall have not resigned from the Board pursuant to Clause (B) hereof); or (B) resign from the Board and subsequently nominate and support any slate of directors that such persons may choose, provided, however, that, in any case, no party shall be entitled (x) to take any action that would cause the annual meeting to take place subsequent to September 22, 1997 (other than an assertion in an appropriate forum that an party has violated the California General Corporation Law or the federal securities laws in connection with such meeting provided, however, that no assertion shall be made in any forum in opposition to the clarifying amendments described in clause (ii) above) or (y) to solicit proxies in opposition to clarifying amendments described in clause (ii) above. In


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the event that a director should resign from the Board pursuant to this
Section or should be unable or unwilling to continue to serve on the Board, the Board shall then be entitled to fill such vacancy and/or to nominate and support the election to the Board of such other person as the Board shall, in its discretion, determine is appropriate.

          9. CHOICE OF LAW. The parties agree that this Agreement shall be governed by and construed in accordance with the laws of the State of California, excluding any laws which would direct application of another jurisdiction.

         10.    MISCELLANEOUS.

         (a) This Agreement may not be amended or modified except by written instrument signed by the Company, Weinstein, Horowitz and Wilstein.

         (b) This Agreement constitutes the entire agreement and understanding among the Parties and supersedes all other prior agreements and undertakings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof.

         (c) If any provision of this Agreement shall be held to be illegal, invalid or unenforceable under any applicable law, then such
contravention or invalidity shall not invalidate the entire Agreement.   Such
provision shall be deemed to be modified to the extent necessary to render it legal, valid and enforceable, and if no such modification shall render it legal, valid and enforceable, then this Agreement shall be construed as if not containing the provision held to be invalid, and the rights and obligations of the Paries shall be construed and enforced accordingly.

          (d)   This Agreement may not be assigned.

          (e) The Headings of the Sections of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

          (f) This Agreement may be executed in any number of counterparts and by the Parties in separate counterparts, with the same effect as if all
Parties had signed the same document.   All such counterparts shall be deemed
an original, shall be construed together and shall constitute one and the same instrument.

          (g) When the context requires, the gender of all words used herein shall include the masculine, feminine and neuter and the number of all words shall include the singular and plural.


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          IN WITNESS WHEREOF,  the Company, Weinstein, Wilstein and Horowitz
have caused this Agreement to be executed as of the date first written above.

INCOMNET, INC.

/s/ MELVYN REZNICK
-------------------------
Melvyn Reznick
President and Chief Executive Officer


/s/ STANLEY C. WEINSTEIN
-------------------------
Stanley C. Weinstein


/s/ DAVID WILSTEIN
-------------------------
David Wilstein


/s/ RICHARD M. HOROWITZ
-------------------------
Richard M. Horowitz


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